UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2009

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 18, 2009, the Board of Directors of Huntington Bancshares Incorporated ("Huntington"), cancelled Huntington’s common stock repurchase program authorized in April 2006 (the "2006 Repurchase Program"). Under the 2006 Repurchase Program, Huntington was authorized to repurchase from time to time up to 15 million shares of its common stock (subject to adjustment for any stock dividends, stock splits, reverse stock splits, and other similar changes in capitalization made with respect to the Corporation’s common stock) by means of various methods including, but not limited to, open market purchases and privately negotiated transactions. As of February 18, 2009, the Corporation had purchased 11,150,000 of such shares previously authorized under the 2006 Repurchase Program, with the last purchase made in fourth quarter of 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

February 18, 2009	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary